Exhibit 99.1

FOR IMMEDIATE RELEASE
April 4, 2011

Press Contact:
Jane Gideon
Incendio International
Tel: 415-682-9292
jane@incendiopr.com

Activant Solutions Inc. Agrees to be Acquired by Apax Partners

LIVERMORE, Calif. April 4, 2011 - Activant Solutions Inc., a leading technology provider of ERP and point-of-sale software serving mid-market retailers and distributors, today announced that it has entered into a definitive agreement to be acquired by funds advised by Apax Partners, one of the world's leading private equity firms with a strong heritage of technology investment. Activant is currently owned by investment funds affiliated with Hellman & Friedman LLC, Thoma Bravo, LLC and JMI Equity, and by management.

Apax also announced today that it is has entered into a definitive agreement under which funds advised by Apax will acquire Epicor Software Corporation (NASDAQ: EPIC), a provider of enterprise business software solutions for the mid-market and the divisions of global 1000 companies. Apax intends to combine Activant with Epicor to create one of the largest global providers of enterprise applications focused on the manufacturing, distribution, services and retail sectors. Following completion of the merger, the combined company will be called Epicor Software Corporation.

"This transaction is extremely positive for Activant's customers, employees and investors alike," said Pervez Qureshi, Activant president and CEO. “Our market leadership and expertise in distribution perfectly complements Epicor's expertise in the manufacturing and services sectors. Together, Activant and Epicor's retail business solutions can now cover the full spectrum of retailing − from small hardlines retailers, to national specialty softgoods and apparel chains, to global general merchandise department stores. Additionally, with Epicor's worldwide infrastructure, we will have the opportunity to service and support Activant products internationally, which is very important as our customers compete in an increasingly global business environment.”

“With Apax, we are partnering with one of the premier investment firms in the world and one that is very much focused on growth and delivering value to the customers of its portfolio companies,” continued Qureshi. “The combined company will have over 30,000 customers, $825 million in annual revenues, and the most visionary business application software and vertical industry expertise in the market today. Apax is committed to growing the businesses in which they invest and has an excellent track record of working as a strategic partner with management to build high-growth companies.”

Under the terms of the agreement, all of Activant's outstanding shares and stock options will be acquired for cash. Upon completion of the transaction all of Activant's outstanding 9-1/2% Senior Subordinated Notes will be redeemed and Activant's senior secured indebtedness will be repaid. Apax has received debt commitment letters from Bank of America, N.A. and Royal Bank of Canada to provide the debt necessary to close the acquisitions. The acquisition of Activant is conditioned upon the concurrent closing of Apax's acquisition of Epicor, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. Activant expects that the acquisitions will close by the end of the second calendar quarter of this year.

"We are extremely excited to be bringing together two of the premier enterprise software companies to create a global market leader,” said Jason Wright, a partner at Apax Partners. “Activant and Epicor are both true innovators and extremely well positioned in the enterprise applications software space. Both Epicor and Activant customers will benefit from the combined entity's increased scale, solutions portfolio and expanded service offerings. Epicor will gain access to significant additional domain expertise, particularly in hardlines retail, automotive and wholesale distribution, while Activant will benefit from an accelerated roadmap to international operations and additional supply chain and manufacturing functionality.”

“In addition to the immediate product and service portfolio enhancements,” Wright continued, “both companies' customers will further benefit from the strong financial backing of Apax Partners and our commitment to building the new Epicor into the global leader for enterprise business applications in manufacturing, distribution, retail and services. We look forward to partnering with the management team and to providing the resources and support that can accelerate the growth and expansion of the business and the value it creates globally.”

“We have had a tremendously successful partnership with Pervez Qureshi and the entire Activant team,” said David Tunnell, managing director of Hellman & Friedman. “We are proud of the company's performance and market leadership, and are confident in a smooth transition.”

Jefferies & Company Inc. acted as M&A advisor to Activant and Simpson Thacher Bartlett LLP served as its legal counsel. RBC Capital Markets acted as M&A advisor to Apax Partners and Kirkland & Ellis LLP served as its legal counsel.

About Activant Solutions Inc.
Activant Solutions Inc. is a leading technology provider of business management solutions serving mid-market retails and distributors. Activant provides customers with industry-specific software, professional services, content, supply chain connectivity, and analytics. Founded in 1972, Activant is the established technology leader in the automotive aftermarket, hard goods retailers, lumber and building materials dealers, industrial, electrical and plumbing supply houses. In addition Activant has recently become a major force in the broader spectrum of specialty retailing having been selected the #1 mid-market software vendor by Retail Info Systems News. Activant's systems are designed to help customers increase sales, boost productivity, operate more cost-efficiently, improve inventory turns and enhance trading partner relationships. Activant has operations in California, Texas, Colorado, Illinois, Pennsylvania, South Carolina, Canada, Ireland and the United Kingdom. For more information, please visit www.activant.com.

About Apax Partners
Apax Partners is one of the world's leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice and management of Apax Partners globally total around $40 billion. These
Funds provide long-term equity financing to build and strengthen world-class companies. Apax
Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. For more information visit:
www.apax.com.

About Hellman & Friedman
Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. Since its founding in 1984, Hellman & Friedman has raised over $25 billion of committed capital. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including software, business & marketing services, internet & digital media, energy & industrials, financial services, insurance, media, and healthcare. For more information on Hellman & Friedman, visit www.hf.com.

About Thoma Bravo, LLC
Thoma Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for 30 years. The firm originated the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth.  Thoma Bravo applies its investment strategy across multiple industries with a particular focus on the software and services sectors.  In the software industry, Thoma Bravo has completed more than 50 acquisitions across 17 platform companies with total annual earnings in excess of $1 billion.  For more information on Thoma Bravo, visit  www.thomabravo.com.

About JMI Equity
JMI Equity is a growth equity firm focused on investing in leading software, internet, business services and healthcare IT companies.  Founded in 1992, JMI Equity has invested in more than 100 businesses in its target markets and has over $2.1 billion of committed capital under management.  JMI Equity provides capital for growth, recapitalizations, acquisitions and buyouts.  Representative investments include DoubleClick, Eloqua, Nimsoft, Service-now.com, Undertone and Unica.  For more information on JMI Equity, visit www.jmiequity.com.

FORWARD LOOKING STATEMENTS
This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements include, but are not limited to, statements related to the benefits of the proposed transactions involving Activant, Epicor and Apax. These forward looking statements are based on information available to Activant as of the date of this press release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the control of Activant, Epicor or Apax. In particular, such risks include difficulties encountered in integrating merged businesses; and the risk that the transactions do not close, including the risk that the requisite stockholder and regulatory approvals are not obtained. Information concerning additional factors that could cause results to differ materially from those projected in the forward looking statements is contained in Activant's Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and Quarterly Report on Form 10-Q for the period ended December 31, 2010, each filed with the SEC, and both of which can be found through the Activant investor relations website at www.activant.com/company/investors for a full discussion of the risks and other factors.